Exhibit 99.3

Capital Senior Living Announces Commencement of Rights Offering

DALLAS, September 10, 2021 - Capital Senior Living Corporation (NYSE: CSU) (“Capital Senior Living” or the “Company”), a leading owner-operator of senior living communities across the United States, announced today that it has commenced its previously announced approximately $70 million common stock rights offering.

Under the rights offering, the Company will distribute to each holder of the Company’s common stock one non-transferable right to purchase one share of the Company’s common stock at a cash subscription price of $32.00 per share for each share of the Company’s common stock held as of 5:00 p.m., New York City time, on September 10, 2021, the record date for the rights offering. Rights holders who fully exercise their rights will be entitled to subscribe for additional shares of the Company’s common stock that remain unsubscribed as a result of any unexercised rights. The Company will not issue any fractional shares of the Company’s common stock in the rights offering.

The rights may be exercised at any time during the subscription period, which commenced on September 10, 2021. The rights will expire if they are not exercised by 5:00 p.m., New York City time, on October 18, 2021, unless the Company extends the rights offering subscription period.

The Company expects to issue up to an aggregate of approximately 2,190,599 new shares of its common stock in connection with the rights offering and, to the extent the rights offering is not fully subscribed, up to $42.5 million of Series A Convertible Preferred Stock to affiliates of Conversant Capital LLC (“Conversant Capital”) in the form of a partial backstop to the offering (the “Backstop Commitment”).

The Company expects to use the net proceeds received from the exercise of the rights and the Backstop Commitment for working capital, to repay debt and to fund accretive growth projects.

The rights offering is being made pursuant to the Investment Agreement, dated as of July 22, 2021, by and between the Company and Conversant Capital (the “Investment Agreement”) and is subject to the satisfaction of certain conditions, including the receipt of stockholder approval to amend the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock and the consummation of the transactions pursuant to the Investment Agreement.

The Company expects to mail subscription certificates evidencing the rights and a copy of the prospectus and prospectus supplement for the rights offering to stockholders as of the rights offering record date beginning on or about September 10, 2021. Holders of shares of common stock in “street name” through a brokerage account, bank or other nominee will not receive physical subscription certificates evidencing the rights and must instruct their broker, bank or nominee whether to exercise subscription rights on their behalf. For any questions or further information about the rights offering, please call Georgeson LLC, the information agent for the rights offering, at 866-216-0462.

Neither the Company nor its Board of Directors has made any recommendation as to whether stockholders should exercise their rights. Stockholders are urged to carefully review the prospectus supplement and subscription materials the Company will provide and consult with their own legal and financial advisors in deciding whether or not to exercise the rights. The rights will be non-transferable. As such, stockholders will not be able to sell their rights if they do not wish to exercise them.

No Offer or Solicitation /Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering is being made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on May 6, 2020, and a prospectus supplement containing the detailed terms of the rights offering filed with the SEC on September 10, 2021. Any offer will be made only by means of a prospectus and prospectus supplement forming part of the registration statement. Investors should read the prospectus and prospectus supplement and consider the investment objective, risks, fees and expenses of the Company carefully before investing.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFERING.

Copies of the prospectus and prospectus supplement, when they become available, will be mailed to all eligible stockholders as of the rights offering record date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the rights offering, Georgeson LLC, toll free at 866-216-0462.

In connection with the proposed transaction with Conversant Capital, the Company filed a proxy statement with the SEC on August 31, 2021. The Company may also file other relevant documents with the SEC regarding the proposed transaction. The proxy statement is being delivered to stockholders of the Company. This communication is not a substitute for the proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on November 3, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended on April 30, 2021. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials relating to the proposed transaction filed with the SEC.

About Capital Senior Living

Dallas-based Capital Senior Living Corporation is one of the nation’s leading operators of independent living, assisted living and memory care communities for senior adults. The Company operates 75 communities that are home to nearly 7,000 residents across 18 states providing compassionate, resident-centric services and care and engaging programming. The Company offers seniors the freedom and opportunity to successfully, comfortably and happily age in place. For more information, visit http://www.capitalsenior.com or connect with the Company on Facebook or Twitter.

Safe Harbor

The forward-looking statements in this press release are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain stockholder approval for the proposed transaction; the satisfaction of all conditions to the closing of the proposed transaction; other risks related to the consummation of the proposed transaction, including the risk that the transaction will not be consummated within the expected time period or at all; the costs related to the proposed transaction; the impact of the proposed transaction on the Company’s business; any legal proceedings that may be brought related to the proposed transaction; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread; new information that may emerge concerning the severity of COVID-19; the actions taken to prevent or contain the spread of COVID-19 or treat its impact; the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic; the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 and the Company’s near-term debt maturities on the Company’s ability to continue as a going concern; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the transfer of certain communities managed by the Company on behalf of Fannie Mae, Healthpeak, Ventas, and Welltower; the Company’s ability to improve and maintain adequate controls over financial reporting and remediate the identified material weakness; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the SEC.

Contacts

Media Inquiries:

Dan Zacchei / Joe Germani

Sloane & Company

dzacchei@sloanepr.com / jgermani@sloanepr.com

Investor Inquiries:

Chris Hayden

Georgeson LLC

(212) 440-9850, chayden@georgeson.com

Company Contact:

Capital Senior Living

Kimberly Lody

President and Chief Executive Officer

(972) 308-8323, klody@capitalsenior.com